UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2013

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5 Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On June 6, 2013, Lone Pine Resources Inc. (the “Company”) released Mark E. Bush from the position of Vice President, Operations, and Lyle H. Burke from the position of Vice President, New Ventures & Technology.

(c)   In connection with the foregoing departures, effective June 6, 2013, the Board of Directors of the Company (the “Board”) changed Ms. Shona Mackenzie’s title from Vice President, Engineering & Exploitation to Vice President, Operations. Ms. Mackenzie had held the position of Vice President, Engineering & Exploitation since March 17, 2011, and prior thereto Ms. Mackenzie has served as Manager of Engineering and Exploitation of the Company’s predecessor, Canadian Forest Oil Ltd., since October 2009. Prior thereto, Ms. Mackenzie served as the Reservoir Engineering Manager of RPS Group Plc, a petroleum engineering consultancy company, from February 2007 to October 2009, where she managed a team working in field development planning, field rehabilitation, reserves evaluation, and reservoir simulation. From August 1999 to February 2007, Ms. Mackenzie worked for APA Petroleum Engineering Inc., a petroleum engineering consultancy company, as the Integrated Studies Manager, where she managed the construction and application of Integrated Field Models. Ms. Mackenzie received a Bachelor of Engineering degree in Offshore (Civil) Engineering from Heriot-Watt University in 1992 and a Master of Engineering degree in Petroleum Engineering from Heriot-Watt University in 1994. She is a certified Professional Engineer and a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta. Ms. Mackenzie is 42 years of age.  Ms. Mackenzie’s compensation did not change in connection with this title change, and her appointment to this new position was not made pursuant to any arrangement or understanding between her and any other person.  Mr. Mackenzie is not related to any other officer or any director of the Company.

In addition, the Board promoted Shane K. Abel to the position of Vice President, Finance & Chief Financial Officer of the Company, effective June 7, 2013.  Mr. Abel most recently held the position of Vice President, Finance & Treasurer of the Company, a position he has held since joining the Company in July 2011. From July 2003 to June 2011, Mr. Abel worked at BMO Capital Markets, a Canadian bank-owned full service investment dealer, where he most recently held the position of Vice President, Investment & Corporate Banking. Mr. Abel graduated with a Bachelor of Commerce degree in Honours Finance and Accounting from the University of Saskatchewan in 2003 and is a CFA Charterholder.  Mr. Abel is 32 years of age.  Mr. Abel was not appointed to his new position pursuant to any arrangement or understanding between him and any other person.  Mr. Abel is not related to any other officer or any director of the Company.

In his position as Vice President, Finance & Chief Financial Officer, Mr. Abel will have an annual base salary of Cdn$275,000.  He will be entitled to participate in the Company’s Annual Incentive Plan, with a target bonus equal to 60% of his base salary. The actual amount of the annual bonus, if any, will be determined by the Compensation Committee of the Board based upon the Company’s financial and operating performance and Mr. Abel’s performance. In connection with his promotion, Mr. Abel will be awarded an additional grant of phantom stock units under the Company’s 2011 Stock Incentive Plan in the amount of Cdn$190,000.  The award will vest in equal installments over the first three anniversaries of the date of grant, and will be settled solely in cash.  Mr. Abel will also continue to be eligible to receive other benefits generally available to all Company employees.

The foregoing description of the phantom stock unit award does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of Phantom Stock Unit Award Agreement, a copy of which is incorporated by reference as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1

Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees (Cash Only), incorporated herein by reference to Exhibit 10.30 to Form 10-K for Lone Pine Resources Inc. filed March 23, 2012 (File No. 001-35191).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated: June 6, 2013	By:	/s/ CHARLES R. KRAUS
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees (Cash Only), incorporated herein by reference to Exhibit 10.30 to Form 10-K for Lone Pine Resources Inc. filed March 23, 2012 (File No. 001-35191).